AMENDED AND RESTATED ESCROW AGREEMENT

This Amended and Restated Escrow Agreement (“Amended Agreement”) dated as of the effective date (the “Effective Date”) set forth on schedule 1 attached hereto (“Schedule 1”) by and among the purchaser identified on Schedule 1 (the “Purchaser”), the seller identified on Schedule 1 (the “Seller”) and J.P. Morgan Trust Company, N.A., as escrow agent hereunder (the “Escrow Agent”).

WHEREAS, the Purchaser, Seller and Escrow Agent entered into that certain Escrow Agreement, dated as of May 14, 2004 (the “Agreement”), whereby the Purchaser deposited the sum indicated as the escrow deposit on Schedule 1 of the Agreement (the “Escrow Deposit”) into an escrow account held by the Escrow Agent;

WHEREAS, the Agreement was entered into to allow the Purchaser to satisfy the surety bond requirements set forth in two farmout agreements between the Seller and Purchaser entered into on June 17, 2003 and amended on December 15, 2003, one covering the assignment of a participating interest under the Qinnan PSC and the second covering the assignment of a participating interest under the Shouyang PSC (collectively the “Farmout Agreements”);

WHEREAS, the Purchaser and Seller are amending the Agreement to reflect amendments to the Farmout Agreements agreed upon on December 17, 2004 between the parties (the “Amended Farmout Agreements”); and

WHEREAS, the Purchaser has deposited the Escrow Deposit and the Purchaser and Seller wish such Escrow Deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Purchaser and Seller, pursuant to the Agreement, appointed the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent will continue such appointment under the terms and conditions set forth herein.

2. Escrow Fund. Simultaneous with the execution and delivery of the Agreement, the Purchaser deposited with the Escrow Agent the Escrow Deposit. The Escrow Agent shall continue to hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest, reinvest and distribute the Escrow Deposit and the proceeds thereof (the “Escrow Fund”) as directed in Sections 3 and 4.

3. Investment of Escrow Fund. During the term of this Amended Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the Investment as indicated and set forth on Schedule 1 or such other investments as shall be directed in writing by both Purchaser and Seller and as shall be acceptable to the Escrow Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments will be executed through JPMorgan Fleming Asset Management (JPMFAM), in the investment management division of JPMorgan Chase. Subject to principles of best execution, transactions are effected on behalf of the Escrow Fund through broker-dealers selected by JPMFAM. In this regard, JPMFAM seeks to attain the best overall result for the Escrow Fund, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction. Periodic statements will be provided to Purchaser and Seller reflecting transactions executed on behalf of the Escrow Fund. The Purchaser and Seller, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Amended Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.

4. Disposition and Termination. Compliance with this Amended Agreement will fulfill the surety bond requirement previously contracted for by the Purchaser and Seller in the Farmout Agreements, as amended in the Amended Farmout Agreements. Section 6.4 of both Amended Farmout Agreements require the Purchaser to provide work performance guarantees in the form of an escrow account of a total of $1 million for phase one of the exploration period covering costs to be incurred as required under Article 6.5 of the Qinnan Amended Farmout Agreement and Article 6.8 of the Qinnan Farmout Agreement and for phase one of the exploration period covering costs to be incurred as required under Article 6.7 of the Shouyang Farmout Agreement. This Escrow Deposit was tendered in accordance with both the Agreement and the Amended Agreement.

The Escrow Deposit for phase one of the Qinnan Amended Farmout Agreement and Shouyang Amended Farmout Agreement shall be for a total of $1 million, to cover costs under Article 6.5 of the Qinnan Amended Farmout Agreement, Article 6.8 of the Qinnan Farmout Agreement and Article 6.7 of the Shouyang Farmout Agreement, and shall remain open through January 31, 2005, unless the Purchaser extends into Phase two, in which case the escrow account shall remain open until December 31, 2005. In the event the Purchaser exercises the option to extend into phase two as contemplated by Article 6.6 of the Qinnan Amended Farmout Agreement and Article 6.5 of the Shouyang Amended Farmout Agreement, the amount required to be held in escrow to cover the costs incurred under Article 6.6 of the Qinnan Amended Farmout Agreement, Article 6.8 of the Qinnan Farmout Agreement, Article 6.5 of the Shouyang Amended Farmout Agreement and Article 6.7 of the Shouyang Farmout Agreement shall continue to be $1 million until June 30, 2005. In the event the Purchaser has completed the drilling of one horizontal well under Phase two by June 30, 2005, the amount required to be held in escrow shall continue to be $1 million until December 31, 2005. In the event that the Purchaser has not completed the drilling of one horizontal well under Phase two by June 30, 2005, then the Purchaser shall increase the Escrow Deposit to $2.6 million to cover the costs under Article 6.6 of the Qinnan Amended Farmout Agreement, Article 6.8 of the Qinnan Farmout Agreement, Article 6.5 of the Shouyang Amended Farmout Agreement and Article 6.7 of the Shouyang Farmout Agreement. Notwithstanding the requirement to increase the Escrow Fund to $2.6 million at June 30, 2005 and subject to certain events described in Article 6.4(a) of the Qinnan Amended Farmout Agreement and Article 6.4(a) of the Shouyang Amended Farmout Agreement, the Purchaser shall have the right, each time subject to the prior written consent of the Seller, to drawdown amounts required to fund operations in phase two after June 30, 2005. Each drawdown shall not exceed $250,000.

In the event the Purchaser is in default, as described in Article 8.1 of the Farmout Agreements, in connection with its obligations under Article 6.6 of the Qinnan Amended Farmout Agreement and Article 6.8 of the Qinnan Farmout Agreement and/or Article 6.5 of the Shouyang Amended Farmout Agreement and Article 6.7 of the Shouyang Farmout Agreement, the Seller shall have the right to give written instructions to the Escrow Agent, directing the Escrow Agent to release to the Seller the amount of the Escrow Funds required to fully satisfy the remainder of such obligations under the Amended Farmout Agreements. Such written instructions shall (1) provide the details of the amount and the reasons for the default under Article 8.1 of the Amended Farmout Agreements and (2) be given by the Seller by one of the Seller’s authorized representatives as set forth on Schedule 2. Such released Escrow Funds shall be directed and utilized by the Seller to satisfy the Purchaser’s obligations in accordance with Article 6.6 of the Qinnan Amended Farmout Agreement and Article 6.8 of the Qinnan Farmout Agreement and Articles 6.5 of the Shouyang Amended Farmout Agreement and Article 6.7 of the Shouyang Farmout Agreement, and the balance of the Escrow Funds, if any, shall be refunded to the Purchaser. If the Purchaser fully satisfies its obligations under the Amended Farmout Agreements, the Escrow Agent shall release the Escrow Funds to the Purchaser pursuant to the joint written instructions of the Purchaser, by one of Purchaser’s authorized representatives as set forth on Schedule 2, and of the Seller, by one of the Seller’s authorized representatives as set forth on Schedule 2. Upon delivery of all of the Escrow Funds by the Escrow Agent, this Amended Agreement shall terminate, subject to the provisions of Section 8.

5. Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Amended Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Purchaser or Seller. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Amended Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Amended Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any actual costs and expenses incurred by the Escrow Agent in connection with the termination of the Amended Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Amended Agreement without further act.

7. Fees. The Purchaser paid the Escrow Agent upon execution of the Agreement and agrees to (i) pay from time to time after the execution of this Amended Agreement reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Amended Agreement.

8. Indemnity. The Purchaser and the Seller shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Amended Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Purchaser or the Seller, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Amended Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. TINs. The Purchaser and the Seller each represent that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth on the signature page hereof. In addition, all interest or other income earned under the Amended Agreement shall be allocated and/or paid and reported by the Purchaser to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Purchaser. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

10. Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
(ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or
(iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

11. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Amended Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto (“Schedule 2”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers, (“Executive Officers”), which shall include the titles of President and CFO, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Purchaser or the Seller to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Amended Agreement acknowledge that these security procedures are commercially reasonable.

12. Miscellaneous. The provisions of this Amended Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Amended Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Amended Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Amended Agreement. No party to this Amended Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Amended Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Amended Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amended Agreement is intended to supersede and replace the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement as of the date set forth in Schedule 1.

Tax Certification: Taxpayer ID#:

Customer is a (check one):
_X Corporation	Municipality		Partnership Non-profit or Charitable Org

Individual	REMIC	Trust	Other

Under the penalties of perjury, the undersigned certifies that:

(1)	the entity is organized under the laws of the United States or (specify country)

(2)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)	it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

PURCHASER – Far East Energy Corporation

Signature: _/s/ Bruce N. Huff

Printed Name: Bruce N. Huff
Title: Chief Financial Officer

Tax Certification: Taxpayer ID#:

Customer is a (check one):
_X Corporation	Municipality		Partnership Non-profit or Charitable Org

Individual	REMIC	Trust	Other

Under the penalties of perjury, the undersigned certifies that:

(1) the entity is organized under the laws of the United States or      Liberia_     (specify country)

(2)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)	it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SELLER – Phillips China Inc.

Signature:     /s/ Steve Park

Printed Name: Steve Park
Title: _Vice President

J.P. MORGAN TRUST COMPANY, N.A.
as Escrow Agent

By:_/s/ Josie Hixon

Authorized Signer